CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 118 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 12, 2000, relating to the financial statements and financial highlights appearing in the August 31, 2000 Annual Report to Shareholders of Liberty Federal Securities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants/Auditors" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 27, 2000